{Exhibit 10.1 to Form 8-K filed 5.28.2019 - AK Steel Omnibus Supplemental Incentive Plan v 1}
EXHIBIT 10.1

AK STEEL HOLDING CORPORATION

2019 OMNIBUS SUPPLEMENTAL INCENTIVE PLAN
______________________________________________________

(as of May 23, 2019)

AK STEEL HOLDING CORPORATION

OMNIBUS SUPPLEMENTAL INCENTIVE PLAN
(Effective May 23, 2019)

Article 1. Purpose, and Duration.

1.1    Establishment of Plan. This 2019 Omnibus Supplemental Incentive Plan (the “Plan”) hereby is established, subject to its approval by majority vote of the stockholders of AK Steel Holding Corporation, a Delaware corporation (the “Company”). The Effective Date of the Plan shall be the later of May 23, 2019, or the date the Plan is approved by a majority vote of the Company’s stockholders (the “Effective Date”). The Plan permits the grant of awards, including without limitation Nonqualified Stock Options, awards of Restricted Stock, awards of Restricted Stock Units, awards of Performance Awards.

1.2    Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of directors, executive officers and key employees of the Company and of its subsidiaries and affiliates to those of the Company’s stockholders, and by providing those individuals with an incentive for outstanding performance. The Plan is further intended to enhance the Company’s ability to motivate, attract, and retain the services of these individuals upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.

1.3    Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall have been purchased or otherwise issued and acquired or are no longer available for Awards according to the Plan’s provisions, subject to the right of the Board to terminate the Plan at any time in accordance with Article 11 herein. In no event may an Award be granted under the Plan on or after May 31, 2029. Termination of the Plan shall not affect the rights of any person under an outstanding Award Agreement unless otherwise specifically provided in such Award Agreement.

1.4    No Awards under Prior Plan. Following the Effective Date of this Plan, including its approval by a majority of the Company’s stockholders, the Board (as herein defined) immediately shall cause no further options, awards or other grants to be made under the Company’s Stock Incentive Plan, which was amended and restated as of May 26, 2016 (the “Prior Plan”). Options, awards or other grants made under the Prior Plan in any event shall be governed by the terms and conditions of the Plan Prior, and the option or award agreements used to effect said options, awards or other grants.

Article 2. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)    “Award” includes, without limitation, Option Awards, Restricted Stock Awards, Restricted Stock Unit Awards (or the cash equivalent thereof), Performance Awards, which are valued in whole or in part by reference to, or are otherwise based on, the Company’s stock, performance goals or other factors, each on a stand alone or combination basis, as described in or granted under this Plan.

(b)    “Award Agreement” means the agreement or other writing (including in electronic form) that sets forth the terms and conditions of each Award, including any amendment or modification thereof. A Participant is bound by the terms of an Award Agreement and this Plan by reason of accepting the benefits of the Award.

(c)    “Beneficial Owner” shall have the meaning ascribed to such term in Rule l3d-3 of the General Rules and Regulations under the Exchange Act.

(d)    “Beneficiary” means the person or persons named by a Participant to succeed to the Participant’s rights under any then unexpired Award Agreements. Each such designation shall: (i) revoke all prior designations by the same Participant; (ii) be in a form acceptable to the Committee; and (iii) be effective only when delivered to the Committee by the Participant in writing and during the Participant’s lifetime. No beneficiary shall be entitled to any notice of any change in a designation of beneficiary. In the absence of any such designation, the Participant’s estate shall be the beneficiary.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” means, except as specifically provided to the contrary in the Award Agreement: (i) conviction of, or entering a plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony; (ii) engagement in fraud, misappropriation or embezzlement with respect to the Company or with respect to any subsidiary or affiliate thereof; (iii) willful failure, gross negligence or gross misconduct in the performance of duties for the Company or any subsidiary or affiliate thereof; (iv) any violation of Company policy (including, without limitation, any violation of any Company personnel policies or non-harassment policies) which could reasonably be expected cause, or result in, the Company incurring liability or ascertainable loss; and/or (v) breach of a fiduciary duty to the Company or to any subsidiary or affiliate thereof.

(g)    “Change of Control” shall be deemed to have occurred if:

(i)    any person (other than a trustee or other fiduciary holding securities under an employee benefit plan in which employees of the Company participate) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii)    during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new Director of the Company (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this Subsection (g)) whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(iii)    there is a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, at least fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation) or there is a complete liquidation of the Company or sale or disposition by the Company of all or substantially all of the Company’s assets.

(h)    “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(i)    “Committee” means the Management Development and Compensation Committee of the Board, or such other committee designated by the Board to administer this Plan. The Committee, however organized and constituted, shall consist of not less than two members of the Board who shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall be comprised solely of Directors who are: (i) “independent directors” as defined in the rules and regulations of the New York Stock Exchange; and (ii) “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

(j)    “Company” means AK Steel Holding Corporation, a Delaware corporation, or any successor thereto, as provided in Article 14 herein.

(k)    [Reserved.]

(l)    “Director” means any individual who is a member of the Board and who is not concurrently an Employee.

(m)    “Disability” means a physical or mental condition which, in the judgment of the Committee, renders a Director unable to serve or an Employee unable to perform the regular and recurring duties of his position with the Company or, in the case of an Employee, the duties of another available position with the Company for which such Employee is suited by education, background and training. Any Employee found to be qualified for disability benefits under AK Steel Holding Corporation’s long-term disability plan or by the federal Social Security Administration will be considered to be disabled under this Plan, but qualification for such benefits shall not be required as evidence of disability hereunder.

(n)    “Employee” means an individual while such individual is a common law employee of the Company or of any subsidiary or affiliate thereof, including AK Steel Corporation (regardless whether separately, or concurrently). A Director will not qualify as an Employee solely by reason of his position as a Director and, unless otherwise employed by the Company or by at least one subsidiary or affiliate thereof, shall not qualify as an Employee under this Plan.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(p)    “Fair Market Value” shall mean, except as otherwise determined by the Committee from time to time:

(i)    if the Shares are traded on an established United States national stock exchange or in the United States over-the-counter market with prices reported on the NASDAQ, the closing trading price for Shares on the grant or award date (or, if there were no sales of Shares on such date, the closing trading price for Shares on the nearest preceding trading day on which there were sales of Shares); and

(ii)    if the Shares are not traded as described in clause (i), the fair market value of such Shares on the relevant date, as determined in good faith by the Board, employing the reasonable application of a reasonable valuation method (within the meaning of Section 409A of the Code and related regulations).

(q)    “Insider” shall mean an Employee who is, on the relevant date, an executive officer or ten percent (10%) Beneficial Owner of the Company, as defined under Section 16 of the Exchange Act, or a Director.

(r)    “Nonqualified Stock Option” or “Option” means an option to purchase Shares from the Company at a price established in an Option Award Agreement. No incentive stock option within the meaning of Code Section 422 may be granted under this Plan.

(s)    “Option Award” means, individually or collectively, a grant under this Plan of a Nonqualified Stock Option.

(t)    “Option Award Agreement” means an agreement setting forth the terms and provisions applicable to an Option Award granted to a Participant under this Plan.

(u)    “Option Price” means the price at which a Share may be purchased by a Participant under the terms of an Option Award Agreement.

(v)    “Par Value” shall mean the designated par value of one Share.

(w)    “Participant” means any Director or Employee who possesses an unexpired Award granted under the Plan.

(x)    “Performance Award” means Shares (or units representing the right to receive Shares) or a cash incentive granted to a Participant subject to attainment of certain performance goals in accordance with the terms of the Plan.

(y)    [Reserved.]

(z)    “Performance Award Agreement” means an agreement setting forth the terms and provisions applicable to a Performance Award under this Plan.

(aa)    “Plan” means the AK Steel Holding Corporation Omnibus Supplemental Incentive Plan as set in this document, and if amended at any time, then as so amended.

(bb)    “Restricted Stock” means Shares granted to a Participant subject to certain restrictions on the Participant’s right to retain, sell, transfer, assign, pledge, encumber or otherwise alienate or hypothecate the Shares except in accordance with the terms of this Plan.

(cc)    “Restricted Stock Award” means, individually or collectively, a grant under this Plan of Shares of Restricted Stock.

(dd)    “Restricted Stock Award Agreement” means an agreement setting forth the terms and provisions applicable to a Restricted Stock Award under this Plan.

(ee)    “Restricted Stock Unit” means an Award that represents the right to receive one (1) or more Shares, or the cash equivalent thereof, in accordance with the terms of the Plan.

(ff)    “Restricted Stock Unit Award” means, individually or collectively, a grant under this Plan of Restricted Stock Units.

(gg)    “Restricted Stock Unit Award Agreement” means an agreement setting forth the terms and provisions applicable to a Restricted Stock Unit Award under this Plan.

(hh)    “Retirement” shall mean, unless otherwise provided in the Award Agreement, termination of employment with the Company and its subsidiaries and affiliates with eligibility to immediately commence to receive a pension under the Company’s noncontributory defined benefit pension plan as in effect on such Employee’s termination date; or termination of employment with the Company and its subsidiaries and affiliates after: (1) completion of at least 30 years of continuous employment with the Company and its subsidiaries and affiliates, (2) attainment of age 60 and completion of at least 5 years of continuous employment with the Company and its subsidiaries and affiliates; or (3) attainment of age 55 and completion of at least 10 years of continuous employment with the Company and its subsidiaries and affiliates. With respect to an individual who is not a participant in the Company’s noncontributory defined benefit pension plan, Retirement also shall mean any termination of employment with the Company which would have entitled such individual to be eligible to immediately commence to receive a pension under the Company’s noncontributory defined benefit pension plan, had the individual been a participant therein and had such plan been then in effect.

(ii)    “Shares” means the shares of voting common stock of the Company.

(jj)    “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock.

Article 3. Administration.

3.1    The Committee. The Plan shall be administered by the Committee. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.2    Authority of the Committee. The Committee shall have full power, subject to the provisions of this Plan, except as limited by law or by the Articles of Incorporation or By-laws of the Company: (a) to determine the size and types of Awards (except as to Awards to Directors, which shall be limited to the size and shall be subject to the conditions expressly permitted by this Plan); (b) to determine the terms and conditions of each Award Agreement in a manner consistent with the Plan; (c) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) to establish, amend, or waive rules and regulations for the Plan’s administration; and, (e) subject to the provisions of Article 11 herein, to amend the terms and conditions of any outstanding Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority hereunder to the extent permitted by law.

3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company and its subsidiaries and affiliates, the Company’s stockholders, Directors, Employees, Participants, and their estates, beneficiaries or assignees.

3.4    Arbitration. Each individual who is granted an Award hereunder agrees as a condition of receiving such Award to submit to binding and confidential arbitration any dispute regarding the Plan or any Award made under the Plan, including by way of illustration and not limitation, any decision of the Committee or any action of the Company respecting the Plan or such Award. Such arbitration shall be held in accordance with the rules of the American Arbitration Association before an arbitrator selected by the Company and reasonably acceptable to the Participant. If the Participant reasonably objects to the appointment of the arbitrator selected by the Company, and the Company does not appoint an arbitrator reasonably acceptable to the Participant, then the Company and the Participant shall each select an arbitrator and those two arbitrators shall collectively appoint a third arbitrator who shall alone hear and resolve the dispute. The Company and the Participant shall share equally the cost of arbitration. No Company agreement of indemnity, whether under the Articles of Incorporation, the By-Laws or otherwise, and no insurance purchased by the Company shall apply to pay or reimburse any Participant’s costs of arbitration.

3.5    No Dividends or Dividend Equivalents Until Award Vested. Notwithstanding the terms of Section 7.6 of this Plan or anything else to the contrary, any dividends or dividend equivalents otherwise payable in connection with an Award shall be subject to the same restrictions as the underlying Award; provided, that if, when, and to the extent such vesting conditions are met with regard to any otherwise-payable dividends or dividend equivalents, the Company shall pay such dividends or dividend equivalents to the record holder of the Shares to which such dividends or dividend equivalents are attributable not later than sixty

(60) days following the date such vesting conditions are met. In no event shall dividends or dividend equivalents be paid with respect to Option Awards.

Article 4. Shares Subject to Grant Under the Plan.

4.1    Number of Shares. Subject to adjustment as provided in this Article, an aggregate of 14,400,000 Shares shall be available as of the Effective Date for the grant of Option Awards, Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Awards under the Plan (hereinafter called the “Share Pool”) less one (1) Share for every one (1) Share granted under the Prior Plan after January 31, 2019 and prior to the Effective Date. The Committee, in its sole discretion, shall determine the appropriate division of the Share Pool as between Option Awards, Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Awards. Shares issued pursuant to any Award may be either authorized and previously unissued Shares or reacquired Shares.

4.2    Permitted Addbacks to Share Pool. If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, or an Award is settled for cash (in whole or in part), or (ii) after January 31, 2019, any Shares subject to an Award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, non-issuance or cash settlement, be added to the Share Pool. In the event that withholding tax liabilities arising from an Award other than an Option Award or, after January 31, 2019, an award other than an option under the Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Share Pool.

4.3    No Recycling of Option Awards. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Share Pool: (i) Shares tendered by the Participant or withheld by the Company in payment of the Option Price, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Option Awards, (iii) Shares subject to a stock appreciation right that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Awards.

4.4    Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, separation, liquidation, stock dividend, split-up, spin-off, Share combination, or other change in the corporate structure of the Company affecting the Shares, to prevent dilution or enlargement of rights, an appropriate adjustment shall be made in an equitable manner by the Committee in the number and class of Shares or other securities which may be delivered under the Plan, in the number and class of Shares or other securities that may be issued to an Employee with respect to Awards in any given period, in the number and class of and/or price of Shares or other securities subject to any then unexercised and outstanding Awards, and the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto). The number of Shares or other securities subject to any Award shall always be a whole number.

4.5    Rights as a Stockholder. No person shall have any rights as a stockholder with respect to Shares subject to an Option Award until the date the Company receives full payment of the Option Price, including any sum due for withholding pursuant to Section 6.6. A person who has Restricted Stock shall have the rights of an owner of Shares, except to the extent those rights are expressly limited by then applicable restrictions on transfer contained in this Plan and the Restricted Stock Award Agreement. No person shall have any rights as a stockholder with respect to a Restricted Stock Unit Award until such date that the Participant may receive Shares pursuant to the Restricted Stock Unit Award. No person shall have any rights as a stockholder with respect to a Performance Award until such date that the Participant may receive the Shares covered by the Performance Award.

Article 5. Eligibility and Participation. Directors and Employees shall be eligible to be Participants in this Plan.

Article 6. Stock Options.

6.1    Grant of Options. Options may be granted to an Employee or Director at any time and from time to time as shall be determined by and in the sole discretion of the Committee, subject to the provisions of Section 4.1.

6.2    Option Award Agreement. Each Option shall be granted pursuant to a written Option Award Agreement, signed by the appropriate member of the Committee or its designee, and specifying the terms and conditions applicable to the Options granted including: the Option Price; the period during which the Option may be exercised; the number of Shares to which the Option pertains; the conditions under which the Option is exercisable; and such other provisions as the Committee may from time to time determine. The Option Award Agreement also shall specify that the Option is intended to be a Nonqualified Stock Option whose grant is intended not to fall under the provisions of Code Section 422.

6.3    Option Price. Other than in connection with Substitute Awards, the Option Price for each Share subject to purchase shall be determined by the Committee and stated in the Option Award Agreement but in no event shall be less than the Fair Market Value of the Shares on the date of grant of the Award. Except in connection with a corporate transaction involving the Company, including without limitation any event pursuant to which the Committee elects to make any adjustments under Section 4.3 of the Plan, the Company may not, without obtaining appropriate Company stockholder approval and confirmation that such adjustments or modifications will not result in a violation of Section 409A of the Code and related regulations: (a) amend the terms of outstanding Options to reduce the exercise price of such outstanding Options; (b) cancel outstanding Options in exchange for Options with an exercise price that is less than the exercise price of the Options as originally granted; or (c) cancel outstanding Options with an exercise price above the current Fair Market Value in exchange for cash, common stock or other consideration.

6.4    Duration of Options. Each Option shall be exercisable for such period as the Committee shall determine at the time of grant. No Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant; provided, however, that in the event an Option would expire when trading in Company’s stock is prohibited by law or the Company’s insider trading policy, such Option shall be exercisable until the end of the 30th calendar day after expiration of such prohibition (to the maximum extent permitted by Section 409A of the Code and related regulations).

6.5    Exercise of Options.

(a)    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Subject to Section 6.9, the Committee may provide, by rule or regulation or in any Option Award Agreement, that the exercisability of an Option may be accelerated or extended under various circumstances to a date not later than the latest expiration date permitted in accordance with Section 6.4.

(b)    Each Option shall be exercisable only by delivery to the Committee in care of the Secretary of the Company of a written notice of exercise in such form as the Committee may require. A notice of exercise shall: specify the number of shares to be purchased, shall be signed by the Participant or holder of the Option and shall be dated the date the signature is affixed.

6.6    Payment. Except as hereinafter provided, a written notice of exercise shall be accompanied by full payment for the Shares to be purchased. Subject to the provisions of Article 12, payment shall include any income or employment taxes required to be withheld by the Company from the Employee’s compensation with respect to the Shares so purchased.

(a)    The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, (ii) by net settlement upon exercise of the Option, by electing to have the Company withhold Shares having an aggregate Fair Market Value at the time of exercise at least equal to the total Option Price, (iii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof, or (iv) by any combination of (i), (ii) and (iii).

(b)    The Committee also may allow cashless exercises, in a manner consistent with the guidelines set forth in Federal Reserve Board Regulation T, subject to any and all applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

(c)    As soon as practicable after receipt of a written notice of exercise and full payment, the Company shall issue and deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased.

6.7    Restrictions on Transferability. Except to the extent permitted under this Section 6.7, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, the right to purchase Shares subject to an Option Award that has vested and become fully exercisable may be transferred, in whole or in part, by a Participant during a Participant’s lifetime, to a Participant’s spouse, child or grandchild, or to the trustee of a testamentary or other grantor trust established primarily for the benefit of a Participant’s spouse, child or grandchild; provided that:

(a)    A transfer shall only be effective upon receipt by the Secretary of the Company, on behalf of the Committee, of written notice of transfer in such form as the Committee may require;

(b)    A notice of transfer shall: (i) identify the name, address and relationship of the transferee to the Participant; (ii) identify the Option Award which is the subject of the transfer, the number of Shares transferred and the consideration paid, if any, for the transfer; (iii) in the case of a transfer to a trustee, include evidence satisfactory to the Committee that under the terms of the trust the transfer is for the exclusive benefit of a Participant’s spouse, child or grandchild; and (iv) include a copy of the authorized signature of each person who will have the right to exercise the option to purchase and all information relevant to the rights transferred; and

(c)    A transferee may not transfer any rights. Upon the transferee’s death, all rights shall revert to the Participant.

The Committee may impose such additional restrictions on transferability as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. For the avoidance of doubt and notwithstanding anything to the contrary, no Option Awards may be transferred by a Participant for value.

6.8    Termination of Employment. Except as hereinafter provided, Options granted under the Plan may not be exercised by any person, including an otherwise-permitted transferee of any rights under an Option Award, unless the Participant to whom such Options were granted is then in the employ of the Company or a subsidiary or affiliate thereof, and unless such Participant has remained continuously so employed since the date of grant of such Option (to the extent imposing such continuous employment requirement would not violate relevant federal law). Subject to the general limitation period set forth in Section 6.4, Options shall be exercisable as follows unless otherwise provided by the Committee:

(a)    in the case of a Participant’s death, any outstanding Options which have not yet vested in accordance with the applicable Option Award Agreements shall immediately vest and be exercisable under the following conditions:

(i)    if such Participant’s death occurs while employed by the Company or by a subsidiary or affiliate thereof, by the Beneficiary or representative during a period of three (3) years following the date of such Participant’s death; or

(ii)    if such Participant’s death occurs after his Retirement, but before the third anniversary of his Retirement, by the Beneficiary or representative on or before such third anniversary of his Retirement;

(b)    in the case of a Participant’s Disability, any outstanding Options which have not yet vested in accordance with the applicable Option Award Agreements shall immediately vest and be exercisable by such Participant or by such Participant’s appointed representative during a period of three (3) years following the date of such Participant’s last day of active employment;

(c)    in the case of a Participant’s Retirement, any outstanding Options which have not yet vested shall continue to vest in accordance with the applicable Option Award Agreements and such vested Options shall be exercisable by such Participant during a period of three (3) years immediately following such Participant’s last day of active employment (provided that any Options which have not yet vested or been exercised at the end of such three-year period shall be forfeited);

(d)    in the case of a Participant’s involuntary termination of all Company, subsidiary and affiliate employment:

(i)    if such termination is for reasons other than Cause, any outstanding Options which have not yet vested shall continue to vest in accordance with the applicable Option Award Agreements and any Options that vest shall be exercisable by such Participant during a period of three (3) years immediately following such Participant’s last day of active employment (provided that any Options which have not yet vested or been exercised at the end of such three-year period shall be forfeited); or

(ii)    if such termination is for Cause, by such Participant on or before his last day of active employment whether or not the Committee has made its final determination that there is Cause for termination as of that last day worked; and

(e)    in the case of a Participant’s voluntary termination of employment, his last day of active employment.

Article 7. Restricted Stock and Restricted Stock Units.

7.1    Restricted Stock Awards and Restricted Stock Unit Awards. Restricted Stock Awards and Restricted Stock Unit Awards may be made to any Director or Employee at any time while the Plan is in effect. Restricted Stock Awards and Restricted Stock Unit Awards may be made whether or not prior such Awards have been made to said individual.

7.2    Notice. The Committee shall promptly provide each Participant with written notice setting forth the number of Shares covered by such Participant’s Restricted Stock Award or Restricted Stock Unit Award and such other terms and conditions relevant thereto (which may include one or more performance goals), including the purchase price, if any, to be paid for the Shares by the recipient of a Restricted Stock Award, as may be considered appropriate by the Committee.

7.3    Restrictions on Retention and Transfer of Restricted Stock. The purpose of these restrictions is to provide an incentive to each Participant to continue to provide services to the Company and to perform his or her assigned tasks and responsibilities in a manner consistent with the best interests of the Company and its stockholders. The Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions:

(a)    Stock certificates evidencing shares shall be issued in the sole name of the Participant (but may be required to be pledged to and held by the Company, or its agent, until all restrictions shall have lapsed in accordance herewith) and shall bear a legend which, in part, shall provide that:

“The shares of common stock evidenced by this certificate are subject to the terms and restrictions of the AK Steel Holding Corporation 2019 Omnibus Supplemental Incentive Plan. These shares are subject to forfeiture or cancellation under the terms of said Plan. These shares may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which Plan is available from the Secretary of the Company upon request.”

(b)    No Restricted Stock may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, until and then only to the extent that said restrictions shall have lapsed in accordance with Section 7.4.

7.4    Lapse of Restrictions. With respect to a Restricted Stock Award made to an Employee, the restrictions set forth in Section 7.3 will lapse only in accordance with the terms of the Award Agreement. With respect to a Restricted Stock Award made to a Director, the restrictions set forth in Section 7.3 shall lapse upon completion of the full tenure for which such Director was elected to serve on the Board.

7.5    Vesting and Forfeiture of Restricted Stock. Upon the lapse of the restrictions set forth in Section 7.3 with respect to Shares covered by a Restricted Stock Award, ownership of the Shares with respect to which the restrictions have lapsed shall vest in the holder of such Award. In the event of termination of an Employee’s employment with the Company and all of its subsidiaries and affiliates, or in the event a Director fails to complete his or her full tenure on the Board, all Shares then still subject to the restrictions described in Section 7.3 shall be forfeited by such Participant and returned or released to the Company (as applicable) for cancellation, except as follows, or as otherwise provided in the applicable Award Agreement:

(a)    Restrictions with respect to Shares covered by an outstanding Restricted Stock Award held by a Director shall lapse upon the date of his or her mandatory retirement from the Board by reason of age. In the case of an Employee’s Retirement, restrictions remaining in respect of a Restricted Stock Award held by such Employee as of the date of such Retirement shall continue to lapse and vest after Retirement as provided in the applicable Award Agreement; provided, that the Committee may in its sole discretion reduce each outstanding Restricted Stock Award held by such Employee with respect to which restrictions have not yet lapsed by the number of Shares sufficient in value to pay such Employee’s share of any tax withholdings required in connection with such continued vesting after Retirement. Any outstanding restrictions shall lapse in case of death or Disability of a Participant holding a Restricted Stock Award; and

(b)    The Committee may at any time in its sole discretion accelerate or waive all or any portion of restrictions remaining in respect of the Shares covered by an outstanding Restricted Stock Award (to the extent not waived or released pursuant to paragraph (a) above). This authority may be exercised for any or all Participants; provided, that the waiver in any particular case shall not bind the Committee in any other similar case, it being the intention of the Company to grant the Committee the broadest possible discretion to act or to refuse to act in this regard.

7.6    Rights as Stockholder. Upon issuance of the stock certificates evidencing a Restricted Stock Award and notwithstanding the restrictions set forth in Section 7.3 hereof, the Participant shall have all the rights of a stockholder of the

Company with respect to the Shares of Restricted Stock represented by that Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

7.7    Restricted Stock and Restricted Stock Unit Awards to Directors.

(a)     Except as otherwise determined by majority vote of the Board with respect to any calendar year, at least fifty percent (50%) of each Director’s annual retainer fee for services on the Board shall be paid in the form of Restricted Stock Awards or in the form of Restricted Stock Unit Awards, as determined by the Board. Each Director may elect before the beginning of such calendar year to have an additional portion of his or her annual retainer fee, and/or a portion of any other fees to be earned in such calendar year for services on the Board that otherwise would be payable in cash, paid to him or her by such means. Awards made under this Section 7.7(a), and any other Awards made to Directors under this Article 7, shall be made at intervals during the calendar year as the Board determines to be administratively feasible in accordance with procedures it establishes for that purpose.

(b)    The terms of any Restricted Stock Unit Award granted under the Plan shall be set forth in Restricted Stock Unit Award Agreements which shall contain provisions determined by the Board and not inconsistent with the Plan, including any vesting and forfeiture conditions, and the time and form of settlement of the applicable Restricted Stock Units. The terms of Restricted Stock Unit Award Agreements need not be the same with respect to each Director.

(d)    The Board may at any time in its sole discretion accelerate or waive all or any portion of vesting restrictions remaining in respect of the Shares covered by an outstanding Restricted Stock Unit Award. This authority may be exercised for any or all Directors; provided, that the acceleration or waiver in any particular case shall not bind the Board in any other similar case, it being the intention of the Company to grant the Board the broadest possible discretion to act or to refuse to act in this regard. Any such action shall require the unanimous consent of all Directors (excluding the Director for whose benefit such action is taken) then in office.

(e)    The holder of a Restricted Stock Unit Award shall not have any rights of a stockholder of the Company with respect to such Award, including any right to vote. Except as otherwise provided in a Restricted Stock Unit Award Agreement, prior to settlement or forfeiture, any Restricted Stock Unit shall carry with it a right to dividend equivalents under which the Participant shall be entitled to receive the value of all dividends and other distributions (with respect to actual Shares) in the form of additional Restricted Stock Units. Such additional Restricted Stock Units shall be subject to the same restrictions as the Restricted Stock Unit Award to which they relate.

(f)    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

(g)    Settlement of Restricted Stock Units shall be made in the form of Shares and distribution of such Shares shall occur or commence as provided in the applicable Restricted Stock Unit Award Agreement; provided, that such settlement and distribution may be deferred to a later date if elected in advance by the Director in accordance with procedures established by the Company to ensure compliance with applicable law, including Section 409A of the Code and related regulations.

(h)    Notwithstanding any provision in the Plan to the contrary, no Director may be granted an aggregate combination of all Awards under the Plan in any calendar year (based on the grant date fair value of such Awards) which, when added to all cash and other compensation paid to such Director, in respect of such Director’s service as a member of the Board for such calendar year (including but not limited to retainer fees, meeting fees, committee chair and /or lead director fees, and perquisites) would cause such Director’s total compensation from the Company for such calendar year to exceed $750,000.

Article 8. Performance Awards

8.1    Grant of Performance Awards. Subject to the terms and conditions of the Plan, Performance Awards may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares or cash value of Performance Awards granted to each Participant and the terms and conditions thereof.

8.2    Value of Performance Shares. The Committee shall set performance goals over certain periods to be determined in advance by the Committee (“Performance Periods”). Prior to each grant of a Performance Award, the Committee shall establish an initial number of Shares or cash value for the Performance Award granted to a Participant for that Performance Period. The Committee also shall set the performance goals that will be used to determine the extent to which the Participant may receive a payment of Shares or cash value with respect to the Performance Award made for such Performance Period. These goals will be based on the attainment, by the Company or one or more of its subsidiaries or affiliates, of one or more certain performance criteria and objectives described in Section 8.8 herein. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant may receive a payout of the Performance Award for such Performance Period.

8.3    Payment. After a Performance Period has ended, the holder of a Performance Award shall be entitled to payment of the applicable number of Shares or cash value with respect thereto as determined by the Committee. The Committee shall make this determination by first determining the extent to which the performance goals set pursuant to Section 8.2 have been met. It will then determine the applicable percentage to be applied to and will apply such percentage to the number of Performance Shares to determine the payout to be made to the Participant, net of any applicable withholding.

8.4    Committee Discretion to Adjust Awards. The Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Award Agreement, at any time or from time to time, including but not limited to the performance goals.

8.5    Form and Timing of Payment. The payment described in Section 8.3 herein shall be made in the applicable number of Shares or cash value as soon as administratively feasible after the end of the Performance Period to which such payment relates. Unless the Committee provides otherwise, the value of any dividends or dividend equivalents with respect to such issued Shares that the Participant would have been entitled to during the applicable Performance Period had he held such Shares during such Performance Period shall also be paid to the Participant in whole Shares on said date. Notwithstanding the foregoing, any dividend equivalents payable in connection with a Performance Award that is subject to performance-based vesting conditions shall be subject to the same restrictions as the underlying Award.

8.6    Termination of Employment.

(a)    Unless the Committee provides otherwise, in the event the employment by the Company and its subsidiaries and affiliates of a Participant terminates by reason of death, Disability, or Retirement, each Performance Award held by such Participant shall be deemed earned on a prorated basis, and a prorated payment based on such Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the performance goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants whose Company, subsidiary and/or affiliate employment did not terminate during the Performance Period.

(b)    If the employment by the Company and its subsidiaries and affiliates of a Participant shall terminate for any reason other than death, Disability or Retirement, all Performance Shares shall be forfeited and no payment shall be made with respect thereto; provided, that the Committee may in its sole discretion waive such forfeiture and provide for a payment to the Participant with respect to outstanding Performance Shares, determined in such manner and payable at such time as the Committee deems appropriate under the circumstances. This authority of the Committee may be exercised for any or all Participants; provided that its action in any particular case shall not bind the Committee in any other case, it being the intention of the Company to grant the Committee the broadest possible discretion to act or refuse to act in this regard.

8.7    Nontransferability. No rights held by an individual in Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, divided or partitioned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, until the termination of the applicable Performance Period. All rights with respect to Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

8.8    Performance Goals.

(a)    For purposes of this Plan, including but not limited to Awards of Performance Shares under this Article 8, “performance goals” shall mean the criteria and objectives, determined by the Committee, which shall be satisfied or met during the applicable Performance Period as a condition to the Participant’s receipt of Shares with respect to such Award. The criteria or objectives for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the Performance Period in which the Committee established for such Participant to satisfy or achieve such criteria and objectives and may be absolute in their terms or measured against or in relationship to an index or other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, including, without limitation, whether by corporate-wide, subsidiary, division, operating unit, individual or other measure, the following: net sales; net revenue; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus and excluding special, unusual, and extraordinary items); net earnings; earnings per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings or loss (including without limitation earnings or loss before interest and/or taxes, or earnings before interest, taxes, depreciation and/or amortization, including without limitation, in each case, subject to specified adjustments and as applied as a ratio to revenue or other measures or on a per ton or other per unit basis); economic value-added models or equivalent metrics; economic profit; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including without limitation cash, inventory and accounts receivable; operating margin; gross margin; cash margin; year-end cash; debt reduction; shareholder equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; research and innovation achievements; regulatory achievements (including without limitation submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing inspections); safety achievements, including without limitation those related to injuries and injury rates, accidents and other safety-related metrics; objectives related to environmental or sustainability metrics, including without limitation objectives relating to compliance under environmental permits (whether related to air, water or other objective metrics), environmental audit performance, or environmental-related events such as deviations, exceedances, violations, releases and the like; quality objectives, including without limitation metrics related to internal retreats, internal rejects, customer claims, process loss and similar quality-related measurements; financial ratios, including without limitation those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including without limitation sales of the Company's equity or debt securities; factoring transactions; sales or licenses of the company's assets, including without limitation its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel.

(b)    Performance criteria and objectives may include or exclude events the impact of which the Committee determines should be so included or excluded, including, without limitation, extraordinary, unusual, or infrequently occurring charges or credits; pension or other employee benefit plan corridor charges or credits; losses from discontinued operations; restatements and accounting changes and other unplanned special charges such as restructuring expenses; acquisitions; acquisition expenses, including expenses related to impairment of goodwill or other intangible assets; stock offerings; stock repurchases and loan loss provisions. Such performance criteria and objectives may be corporate-wide or particular to a subsidiary, division, operating unit, individual or otherwise.

Article 9. Rights of Employees.

9.1    Employment. Nothing in the Plan shall: (a) interfere with or limit in any way the right of the Company, or any subsidiary or affiliate thereof, to terminate any Employee’s employment at any time; (b) confer upon any such Employee any right to continue in the employ of the Company or any of its subsidiaries or affiliates (or any combination thereof); or (c) constitute evidence of any agreement or understanding, express or implied, that the Company, or a particular subsidiary or affiliate thereof, will employ an Employee in any particular position at a particular rate of compensation or for any particular period of time.

9.2    Participation. Nothing in this Plan shall be construed to give any individual any right to be granted any Award other than at the sole discretion of the Committee or as giving any individual any rights whatsoever with respect to Shares except as specifically provided in the Plan. No Employee or Director shall have any right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 10. Change of Control Election. Subject to the requirements of Section 409A of the Code and related regulations, where applicable, and unless otherwise provided in an Award Agreement, upon the occurrence of a Change of Control:

(a)    the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock;
(b)    outstanding Awards which are not assumed or otherwise continued by the Acquiror shall accelerate and become fully vested effective immediately prior to, but contingent upon, the consummation of the Change in Control, and thereafter, all Awards which become vested as a result of this sentence shall terminate to the extent not exercised or settled as of the date of the Change in Control; and
(c)    any Awards which are assumed, continued, or substituted for pursuant to Section 10.1(a) above shall become fully vested upon a qualifying termination of employment that occurs in connection with or following such Change in Control, pursuant to the terms set forth in the applicable Award Agreement.

Article 11. Amendment, Modification, and Termination.

11.1    Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment that (a) requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, or (b) would modify the provisions of the first paragraph of Section 4.1 or the second sentence of Section 6.3 of this Plan shall be effective unless such amendment shall first be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

11.2    Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award. If consent is not given, the Award shall continue in force in accordance with its terms without modification.

Article 12. Withholding.

12.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any taxable event arising or as a result of this Plan. Failure to cooperate with the Company in paying any such withholding shall cause the cancellation of the Shares subject to the taxable transaction without liability for such cancellation.

12.2    Share Withholding. With respect to withholding required upon the exercise of Options, the vesting of Shares under a Restricted Stock Award, or receipt of Shares pursuant to a Performance Award, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction (or such other rate that will not create an adverse accounting consequence or cost and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity). All elections shall be irrevocable, made in writing, signed by the Participant. In addition to the foregoing requirements, an Insider may elect Share withholding only if such election is made in compliance with Section 16 of the Exchange Act.

Article 13. Indemnification. The Company shall indemnify and hold harmless each member of the Committee, and each member of the Board, against and from any loss, cost, liability or expense, including reasonable attorney’s fees and costs of suit, that may be imposed upon or reasonably incurred by the member in connection with or resulting from any claim, action, suit, or proceeding to which the member may be a party defendant or in which the member may be involved as a defendant by reason of any action taken or any failure to act under the Plan and against and from any and all amounts paid in settlement thereof or paid in satisfaction of any judgment in any such action, suit, or proceeding against the member, provided that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it or agrees to any settlement of the claim. The foregoing right of indemnification shall be in addition to, and not exclusive of, any other rights of indemnification to which the member may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise. This right shall not extend to any action by a Director as a claimant of rights under the Plan, whether on the Director’s behalf or on behalf of a class of persons which would include the Director, unless filed in the form of a declaratory judgment seeking relief for the Company or the Plan.

Article 14. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 15. Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Option or the issuance of Shares thereunder, the granting of a Restricted Stock Award and the issuance and transfer of Shares thereunder, the granting of Shares pursuant to a Restricted Stock Unit Award or the issuance and transfer of Shares pursuant to a Performance Award, no Option that is the subject of such Award may be exercised in whole or in part and no certificates may be issued or reissued in respect of any Restricted Stock, Restricted Stock Unit or Performance Award that is the subject of such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

Article 16. Legal Construction.

16.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.2    Severability. If any provision of the Plan shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid or unenforceable provision had not been included.

16.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Awards and the issuance of Shares under the Plan shall be further subject to the AK Steel Covered Officer Compensation Clawback Policy, as amended from time to time.

16.4    Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule l6b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. The obligations of the Company to issue or transfer Restricted Stock awarded pursuant to the Plan, Shares pursuant to a Restricted Stock Unit Award, Shares upon exercise of an Option, or Shares pursuant to a Performance Award, shall be subject to: compliance with all applicable governmental rules and regulations, and administrative action; the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Company; and the condition that listing requirements (or authority for listing upon official notice of issuance) for each stock exchange on which outstanding shares of the same class may then be listed shall have been satisfied.

16.5    Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware. The references herein to specific rules, regulations, and statutes shall include any successor provisions thereof.

AK STEEL HOLDING CORPORATION

By:	/s/ Joseph C. Alter
Joseph C. Alter, Vice President,
General Counsel and Corporate Secretary